UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

LOTON, CORP

(Exact name of registrant as specified in its charter)

Nevada	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2016, Loton, Corp’s (the “Company”) board of directors (the “Board of Directors”) adopted, and stockholders (the "Stockholders") holding approximately 50.8% of the outstanding shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), approved by written consent, in accordance with Nevada corporate law, the Company’s 2016 Equity Incentive Plan (the “2016 Plan”), which reserves a total of 11,400,000 shares of Common Stock for issuance under the 2016 Plan. As described below, incentive awards authorized under the 2016 Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If an incentive award granted under the 2016 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2016 Plan.

Administration ― The Compensation Committee of the Board of Directors, or the Board of Directors in the absence of such a committee, will administer the 2016 Plan. Subject to the terms of the 2016 Plan, the Compensation Committee or the Board of Directors has complete authority and discretion to determine the terms upon which awards may be granted under the 2016 Plan.

Grants ― The 2016 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Code and stock appreciation rights, as described below:

•	Options granted under the 2016 Plan entitle the grantee, upon exercise, to purchase up to a specified number of shares from us at a specified exercise price per share. The exercise price for shares of Common Stock covered by an option generally cannot be less than the fair market value of Common Stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of Common Stock on the date of grant.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The Compensation Committee or the Board of Directors may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	The 2016 Plan authorizes the granting of stock awards. The Compensation Committee or the Board of Directors will establish the number of shares of our common stock to be awarded (subject to the aggregate limit established under the 2016 Plan upon the number of shares of our common stock that may be awarded or sold under the 2016 Plan) and the terms applicable to each award, including performance restrictions.

•	Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of Common Stock on the date of grant of the SAR.

Duration, Amendment, and Termination ― The Board of Directors has the power to amend, suspend or terminate the 2016 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year of such change. Unless sooner terminated, the 2016 Plan would terminate ten years after it is adopted.

As of the date of this Current Report on Form 8-K, no awards or any shares of Common Stock have been issued under the 2016 Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2016, the Board of Directors approved and authorized, and the Stockholders approved by written consent, in accordance with Nevada corporate law, for the Company to file a Certificate of Amendment to its Articles of Incorporation (the “Certificate”) with the Secretary of State of the State of Nevada, which increased the Company’s authorized capital stock as described below. The Certificate was filed and became effective on September 1, 2016.

The Certificate increased the aggregate number of shares of capital stock which the Company shall have the authority to issue to five hundred and one million (501,000,000) shares, consisting of five hundred million (500,000,000) shares of Common Stock and one million (1,000,000) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”).

The Company may issue shares of Preferred Stock from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by the Board of Directors and will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors.  The Board of Directors will have the power to increase or decrease the number of shares of Preferred Stock of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be decreased, the shares constituting such decrease will resume the status of authorized but unissued shares of Preferred Stock.

While the Company does not currently have any plans for the issuance of Preferred Stock, the issuance of such Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock.  It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the Common Stock until and unless the Board of Directors determines the specific rights of the holders of the Preferred Stock; however, these effects may include: restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock, or delaying or preventing a change in control of the Company without further action by the stockholders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information in Items 5.02 and 5.03 above regarding the approval of the 2016 Plan and the Certificate by written consent of the Company’s stockholders is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation of the Company, dated as of September 1, 2016*

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Content Checked Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTON, CORP

/s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Executive Chairman and President

Dated: September 2, 2016